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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Analyst Contact:           Dan Evans, Jr., Vice President Public Affairs
                           Kevin Hylton, SVP & Chief Financial Officer
                                   The Ackerley Group (206) 624-2888
                           Michael Lendener, The MWW Group (212) 704-9727

Media Contact:             Christina Watt, MWW/Savitt (206) 689-8505
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            SHAREHOLDERS OF THE ACKERLEY GROUP APPROVE PLAN TO MERGE
                       WITH CLEAR CHANNEL COMMUNICATIONS

SEATTLE, Washington, January 24, 2002 -- The Ackerley Group, Inc. (NYSE: AK) announced that at a special meeting held today its shareholders approved and adopted a plan to merge with a wholly owned subsidiary of Clear Channel Communications, Inc. (NYSE: CCU). The merger was approved by shareholders representing approximately 97.5 percent of the votes entitled to be cast.

Under the terms of the previously announced merger, Clear Channel is to acquire all of the outstanding shares of The Ackerley Group in a tax-free, stock-for-stock transaction. Shareholders of Ackerley Group will receive 0.35 of a share of Clear Channel common stock for each share of The Ackerley Group they own. The proposed transaction remains subject to approval by the Federal Communications Commission. The Ackerley Group and Clear Channel expect to complete the proposed transaction in the first quarter of 2002.

"We are very pleased that our shareholders support us in this decision," said Barry Ackerley, Chairman and CEO of The Ackerley Group. "We are proud of our 26 year legacy and we are glad to be moving this transaction forward."

                            ABOUT THE ACKERLEY GROUP

The Ackerley Group is one of the nation's most innovative media and entertainment companies and holds a diversified group of market-leading outdoor, broadcasting and interactive media assets. The Ackerley Group operates the nation's fourth-largest outdoor media company with preeminent positions in Massachusetts, Washington and Oregon. The Ackerley Group owns or operates under management agreements 18 television stations making it one of the nation's 30 largest television owners reaching 6.3 percent of U.S. television households. The radio broadcasting segment includes the No. 1 hit-music and No. 1 sports talk stations in the nation's 13th-largest media market. Through its Interactive Media segment, the company operates a series of local portals connecting its television viewers with the Internet to bring them the latest in local and national news. The company's venture arm, Ackerley Ventures, strategically invests in technologies that



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enhance the company's core operations. For more information, visit The Ackerley
Group Web site at www.ackerley.com.

                  CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

These materials contain certain statements, intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. These statements are "forward-looking statements" within the meaning of the safe-harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that such statements are much less reliable than historical information and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond The Ackerley Group's ability to control or estimate precisely. Factors that could affect results include those set forth in the Securities and Exchange Commission filings of The Ackerley Group. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of these materials. The Ackerley Group does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of these materials.

                   ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Ackerley Group's and Clear Channel's shares are traded on the New York Stock Exchange (ticker symbols AK and CCU). Both companies file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by the companies at the SEC's public reference rooms at 450 Fifth St., N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York and Chicago. Furthermore, the SEC maintains a web site, http://www.sec.gov, where investors can view public securities filings without charge.